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                                                                EXHIBIT 3.6




                          SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


         THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, (the "Agreement") dated as of June 6, 1996, is made by and among RF MICRO DEVICES, INC., a North Carolina corporation (the "Company"), and those certain investors set forth on Schedule 1 attached hereto and incorporated herein by reference (collectively, the "Investors"). This Agreement amends, restates and supersedes that certain Amended and Restated Registration Rights Agreement dated November 22, 1995.

         WHEREAS, certain of the Investors own, in the aggregate, 975,000 shares of the Company's Class A-1 Convertible Preferred Stock (the "Class A-1 Preferred Stock"), 1,034,091 shares of the Company's Class A-2 Convertible Preferred Stock (the "Class A-2 Preferred Stock"), 3,300,000 shares of the Company's Class B Convertible Preferred Stock (the "Class B Preferred Stock") and 1,818,783 shares of the Company's Class C Convertible Preferred Stock (the "Class C Preferred Stock"); and

         WHEREAS, the Company has issued to Allen Telecom Group, Inc. its Stock Purchase Warrant No. 1 dated August 7, 1995 and its Stock Purchase Warrant No. 2 dated November 10, 1995 (the "Allen Warrants"), each of which entitles Allen Telecom Group, Inc. to purchase shares of the Company's common stock, no par value per share ("Common Stock"); and

         WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement of even date herewith by and between the Company and TRW Inc. (the "Purchaser" and also an "Investor") (the "Securities Purchase Agreement"), the Company has sold to the Purchaser the aggregate amount of 826,446 shares of the Company's Class C Preferred Stock; a subordinated convertible promissory note in the principal amount of $10,000,000, pursuant to which the Company may borrow up to $10,000,000 from the Purchaser and the outstanding principal of which may be converted by the Purchaser into 1,111,111 shares of Common Stock or a class of the Company's preferred stock (the "New Preferred Stock") (to be determined and adjusted as provided therein) (the "Convertible Note"); a warrant entitling the Purchaser to purchase up to 1,111,111 shares of Common Stock or New Preferred Stock (to be determined and adjusted as provided therein) (the "Deficit Warrant"); a warrant entitling the Purchaser to purchase up to 1,000,000 shares of Common Stock (subject to adjustment as provided therein) (the "Warrant"); and the aggregate amount of 2,683,930 shares of Common Stock (the "Restricted Common Stock"), which shares are subject to the provisions of that certain Restricted Stock Agreement of even date herewith between the Company and the Purchaser (the "Restricted Stock Agreement");

         WHEREAS, the Class A-1 Preferred Stock, the Class A-2 Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the New Preferred Stock are collectively referred to as the "Preferred Stock" and such Preferred Stock is convertible into Common Stock, all as


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provided (or to be provided, in the case of the New Preferred Stock) in the
Company's Articles of Incorporation; and

         WHEREAS, in order to induce the Investors to purchase from the Company the Preferred Stock and to induce the Purchaser to purchase the Class C Preferred Stock, the Convertible Note, the Deficit Warrant, the Warrant and the Restricted Common Stock (collectively, the "Purchaser Securities"), the Company desires to grant registration rights to the Investors for shares of its Common Stock which the Investors will have the right to acquire pursuant to conversion of the Preferred Stock, the Purchaser Securities or the Allen Warrants;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1.      Definitions.

                 As used herein the following defined terms shall have the following respective meanings:

                 (a) The term "Holders" means any holder or holders of shares of Registrable Securities.

                 (b) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the declaration or ordering of the effectiveness of such registration statement.

                 (c) The term "Registrable Securities" means all shares of Common Stock issued or issuable upon (i) the conversion of Preferred Stock,
(ii) the exercise of the Allen Warrants, (iii) the exercise or conversion of any Purchaser Securities other than the Restricted Common Stock and (iv) those shares of Restricted Common Stock which are no longer subject to forfeiture as provided in the Restricted Stock Agreement.

                 (d) The term "Securities Act" means the Securities Act of 1933, as amended.

         2.      Requested Registration.

                 (a) If at any time after one year from the date hereof, the Company shall receive from the Holders of at least sixty percent (60%) of the Registrable Securities a written request that the Company effect a registration under the Securities Act with respect to not less than twenty percent (20%) of the Registrable Securities and having an expected aggregate offering price to the public of not less than $15,000,000, the Company will, as expeditiously as possible, notify in writing all the Holders of such request and use its diligent best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations applicable to the Company of any applicable governmental agencies and authorities, including the applicable blue sky or other




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state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with any Registrable Securities held by the other Holders who may desire to participate in such registrations; provided, however, that before filing any such registration statement or any amendments or supplements thereto, the Company will (x) furnish to the Holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, and (y) give the Holders of Registrable Securities to be included in such registration statement and their representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such registration statement or any amendments or supplements thereto; provided, further, that the Company shall not be obligated to take any action to effect such registration pursuant to this subparagraph 2(a), (i) after (A) the Company has effected three such registrations pursuant to this subparagraph 2(a) at the request of the Holders and (B) each of such registrations have been declared or ordered effective; (ii) during the ninety (90) day period commencing with the closing date of the Company's initial public offering, or
(iii) if it delivers notice to the Holders of the Registerable Securities within thirty (30) days of any registration request of its intent to file a registration statement for such initial public offering within ninety (90) days. With respect to any registration requested pursuant to this subparagraph 2(a), the Company may include in such registration any other shares of its capital stock, subject to the restrictions set forth in subparagraph 2(c).

                 (b) Subject to subparagraph 2(a) above and the other terms and conditions contained herein, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days after (i) receipt of the request or requests of the Holders or (ii) the date in which the Holders of Registrable Securities to be included in such registration agree, pursuant to subparagraph 2(c), on the terms and conditions of an underwriting, if applicable, as evidenced by its letter of intent describing such terms and conditions, whichever is later; provided, however, that if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required hereunder and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than sixty (60) days within which to file such registration statement (which additional period may be extended to ninety (90) days if such deferral will materially reduce the expenses of such registration due to the elimination of the need for any special audits to be performed in connection with such registration).

                 (c) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subparagraph 2(a). In such event, if so requested in writing by the Company, the Holders shall negotiate in good faith with a nationally recognized underwriter or underwriters or major regional underwriter or underwriters acceptable to the Holders, selected by the Company with regard to the underwriting of such requested registration; provided, however, that if the Holders have not agreed with such underwriter(s), in their discretion, as to the terms and conditions of such



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underwriting within thirty (30) days following commencement of such negotiations, the Holders may select an underwriter of their choice. The right of the Holders to registration pursuant to this Paragraph 2 shall be conditioned upon the Holder's participation in such underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Paragraph 2. Notwithstanding any other provision of this Paragraph 2, if the underwriter advises the Company in writing with a copy to the Holders that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the Company will include in such registration up to the maximum allowed by such underwriter (x) first, as many shares as possible of Registrable Securities requested to be included by the applicable Holders, which shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be registered and (y) second, shares to be sold by the Company or other holders of the Company's capital stock. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he or it may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

                 (d) The Company will use its best efforts to do any and all other acts which may be necessary or advisable to enable each selling Holder to dispose of the Registrable Securities being sold including, without limitation, (i) furnishing to each such Holder (x) the number of copies of the registration statement and of the exhibits and the prospectus contained therein reasonably requested by each such Holder, and (y) signed counterparts, addressed to each such Holder, of an opinion of the Company's counsel and a "cold comfort" letter of the Company's independent certified public accountants with respect to the matters customarily covered in such documents delivered to underwriters in underwritten public offerings, (ii) registering or qualifying the Registrable Securities under the blue sky laws of any state in which the Registrable Securities are to be sold or obtaining exemptions therefrom; provided, however, that no blue sky filing shall be required in any state if to do so would require the Company to qualify to do business or to file a general consent to service of process in such state and (iii) listing the Registrable Securities to be sold on a national securities exchange or equivalent.

         3.      Company Registration.

                 (a) In addition to the registration rights set forth in Paragraph 2, if at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of Common Stock to the general public pursuant to an underwritten public offering (except with respect to any registration filed on Form S-8, Form S-4 or any successor forms thereto), the Company will: (x) give to each Holder written notice thereof at least ninety (90) days before the initial filing of such registration (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities




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laws), or forty-five (45) days before filing if such registration is a subsequent registration; provided, however, in the case of a registration statement on Form S-3, the Company shall give each Holder written notice of the proposed filing thereof promptly after a decision to make such filings has been made and in no event less than ten (10) business days prior to filing; and (y) use its best efforts to include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subparagraph 3(b) below.

                 (b) The right of any Holder to registration pursuant to this Paragraph 3 shall be conditioned upon such Holder's participation in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, and may, at their option, require that any or all the representations and warranties by, and the covenants and other agreements on the part of, the Company to and for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter other than those relating to such Holders and such Holders' intended methods of distribution. Notwithstanding any other provision of this Paragraph 3, if the underwriter determines that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting; provided, however, that with respect to any such registration of securities for the account of the Company, the underwriter may not limit the amount of Registrable Securities included in such registration and underwriting if other holders of the Company's securities are permitted to include their securities in such registration and underwriting. The Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be registered. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. In the event of any such withdrawal, the Company will include, on a proportionate basis (determined in accordance with the preceding sentence), in any such registration in lieu thereof any additional Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

                 (c) Purchaser's rights, if any, to purchase shares of the Company's securities in an offering described in this Section 3 shall rank pari passu with the rights of the other Holders of the Registrable Securities and shall be determined on the same basis.




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         4.      Registration on Form S-3.

                 At such time as the Company shall have qualified for the use of Form S-3 (or any similar form or forms promulgated under the Securities
Act), the Holders of the Registrable Securities shall have the right to request an unlimited number of registrations (but no more than one such registration every six months) on Form S-3 (which request or requests shall be in writing, shall specify the Registrable Securities intended to be sold or disposed of by the Holder thereof, shall state the intended method of disposition of such Registrable Securities by the Holder requesting such registration and shall relate to Registrable Securities having a proposed aggregate gross offering price (before deduction of underwriting discounts and expenses of sale) of at least $500,000) and the Company shall be obligated to use its best efforts to effect such registration or registrations on Form S-3.

         5.      Expenses of Registration.

                 All expenses incurred in connection with any registration or qualification pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and counsel for the Holders, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that (x) the Company shall not be required to pay for expenses of any registration begun pursuant to Paragraph 2, the request for which has been subsequently withdrawn by the Holders and which the Company or any other stockholders do not wish to continue, in which case, such expenses shall be borne by the Holders requesting such withdrawal; provided, however, that the Company shall be required to pay for such expenses if such registration was begun pursuant to Paragraph 2(a) and the Holders deem such registration to satisfy the Company's obligation with respect to registering such offering; and (y) the Company in any event shall not be required to pay fees of legal counsel of the Holders (except for the fees of one legal counsel of the Holders) or underwriters' discounts or commissions relating to Registrable Securities (such underwriters' fees, discounts, commissions or other fees or expenses to be borne by the Holders, on a pro rata basis, based on the number of Registrable Securities sold by each of them), except where a partner or employee of a Holder is a director of the Company and incurs expenses on behalf of the Company with respect to any registration or qualification in his or her capacity as a director of the Company. In the event that expenses are to be paid by the Holders, such expenses shall not include (x) costs of preparing any financial statements or other information normally prepared by or for the Company in the ordinary course or (y) general overhead expenses of the Company, including, without limitation, salaries.

         6.      Registration Procedures.

                 In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of such registration (and any state qualifications) and as to the completion thereof. The Company will: (x) keep such registration or qualification pursuant to Paragraphs 2, 3 or 4 effective for a period of ninety (90) days or until all the Holders have completed the distribution described in the registration



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statement relating thereto, whichever last occurs, and (y) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         7.      Indemnification.

                 (a) The Company will indemnify each Holder of Registrable Securities, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, with respect to such registration or qualification effected pursuant to this Agreement and in which Registrable Securities are included, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement or other document incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitation, the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Holder, each of such Holder's officers, directors, partners and employees, and each person controlling such Holder, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder, in a signed document stating that such information is specifically for use therein. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of any Holder, or any such officer, director, partner, employee or controlling person, and shall survive any transfer by the same of any of the Registrable Securities.

                 (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration or qualification is being effected, severally and not jointly, indemnify the Company, each of its directors, officers and employees, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, employees, persons or underwriters for any legal or any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder in a signed document stating that such information is specifically for use therein. Notwithstanding the foregoing, the liability of any such Holder shall not exceed an amount equal to the proceeds realized by each such Holder of Registrable Securities sold as




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contemplated herein.  Such indemnity shall be effective notwithstanding any investigation made by or on behalf of the Company, any such director, officer, partner, employee, or controlling person and shall survive the transfer of such securities by such seller.

                 (c) Each party entitled to indemnification under this Paragraph 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that in any event counsel for the Indemnifying Party or Indemnified Party who shall conduct the defense of such claim or litigation as provided above shall be approved by the other Party (whose approval shall not be unreasonably withheld), and such other Party may participate in such defense at such Party's expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 7.

                 (d) The Indemnified Party shall make no settlement of any claim or litigation which would give rise to liability on the part of the Indemnifying Party under an indemnity contained in this Paragraph 7 without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and no Indemnifying Party shall make any settlement of any such claim or litigation without the consent of the Indemnified Party. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party desires to accept and agree to such offer, but the Indemnifying Party elects not to accept or agree to such offer within ten (10) days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party shall continue to contest or defend such claim or litigation and, if such claim or litigation is within the scope of the Indemnifying Party's indemnity contained in this Paragraph 7, the Indemnified Party shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation defended by the Indemnifying Party and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party desires to accept and agree to such offer, but the Indemnified Party elects not to accept or agree to such offer within 10 days after receipt of written notice from the Indemnifying Party of the terms of such offer, then, in such event, the Indemnified Party may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this Agreement with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) to the date of notice that the Indemnifying Party desired to accept such settlement offer.

                 (e) The indemnification payments required pursuant to this Paragraph 7 for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.



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         8.      Information by Holder.

                 The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration or qualification referred to in this Agreement. The Company agrees to include in any such registration statement all information concerning the Holders and their distribution which the Holders shall reasonably request.

         9.      Securities Act Registration Statements.

                 The Company shall not file any registration statement under the Securities Act covering any securities unless it shall first have given the Holders written notice thereof. The Company further covenants that the Holders shall have the right, at any time when they may be deemed to be a controlling person of the Company, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Company in writing which in the Holders' judgment should be included. In connection with any registration statement referred to in this subsection, the Company will indemnify, to the extent permitted by law, the Holders, their officers, directors, partners and employees and each person, if any, who controls the Holders within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by the Holders expressly for use in such registration statement. If, in connection with any such registration statement, the Holders shall furnish written information to the Company expressly for use in the registration statement, the Holders, severally and not jointly, will indemnify, to the extent permitted by law, the Company, its directors, each of its officers who sign such registration statement and each person if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by the Holders for use therein.



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

         10.     Filing of Reports Under The Exchange Act.

                 The Company shall give prompt notice to the Holders of (a) the filing of any registration statement (an "Exchange Act Registration Statement") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any class of equity securities of the Company, and (b) the effectiveness of such Exchange Act Registration Statement and the number of shares of such class of equity securities outstanding as reported in such Exchange Act Registration Statement, in order to enable the Holders to comply with any reporting requirements under the Exchange Act or the Securities Act. The Company shall, at any time after the Company shall register any shares of Common Stock under the Securities Act and upon the written request of the Holders, file an Exchange Act Registration Statement relating to any class of equity securities of the Company then held by the Holders or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Company then held by the Holders, whether or not the class of equity securities with respect to which such request is made shall be held by at least the number of persons which would require the filing of a registration statement under Section 12(g) of the Exchange Act.

         11.     Rule 144 Reporting.

                 With a view to making available to the Holders benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the Registrable Securities to the public without registration, the Company agrees that if it becomes subject to the reporting requirements of either Section 13 of Section 15(d) of the Exchange Act, it will:

                 (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, or any successor provision thereto, at all times;

                 (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                 (c) so long as a Holder owns any Registrable Securities (or other securities of the Company), to furnish to such Holder forthwith upon its request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and take any further action reasonably requested by a Holder to enable such Holder to sell its Registrable Securities without registration under Rule 144, under any successor provision, or any similar rule or regulation promulgated by the SEC from time to time.



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         12.     Transfer of Registration Rights.

                 The rights to cause the Company to register Registrable Securities that are granted by the Company under Paragraphs 2, 3 and 4 may be assigned by a Holder to (i) any partner or retired partner of any Holder which is also a partnership, (ii) any family member or trust for the benefit of any Holder who is also an individual, or (iii) any transferee who acquires at least 10,000 shares of Registrable Securities provided that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Subject to the foregoing provision, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the registration rights granted in this Agreement shall not be transferred to persons who received Registrable Securities pursuant to a registration statement under the Securities Act or pursuant to a transaction under Rule 144 or any successor provision thereto.

         13.     Consent; Changes.

                 For purposes of this Agreement, unless otherwise specifically provided for hereby, all approvals and consents of the Holders required or permitted under this Agreement shall be deemed granted by the affirmative vote of the Holders of sixty percent (60%) of the Registrable Securities which have not already been registered. The terms and provisions of this Agreement may not be waived, modified or amended, except that they may be waived, modified or amended with the written consent of (a) the Company and (b) the Holders of sixty percent (60%) of the Registrable Securities which have not already been registered; provided, however, that this Paragraph 13 may not be waived, modified or amended without the written consent of (a) the Company and (b) all of the Holders; provided, further, however, that this Agreement may not be waived, modified or amended without the written consent of (X) the holders of seventy-five percent (75%) of the Class C Convertible Preferred Stock and (Y) the Company, if such waiver, modification or amendment would have an adverse effect on the rights and privileges of the Class C Convertible Preferred Stock that is materially and adversely different from the effect of such waiver, modification or amendment on the holders of other classes of Preferred Stock.

         14.     Granting of Registration Rights.

                 The Company shall not, without the prior written consent of holders of sixty percent (60%) of the Registrable Securities with respect to the Holders of the Preferred Stock which have not already been registered, grant any rights to any persons to register any shares of capital stock or other securities of the Company if such rights could reasonably be expected to conflict with, or be on parity with, the rights of the Holders provided hereunder.

         15.     "Lock-Up" Agreement.

                 If required by the Company and an underwriter of Common Stock or other securities of the Company, each Holder shall agree not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder for a specified period of time (not to exceed one hundred twenty (120) days) following the effective date of a primary offering by the Company; provided that all officers and directors of the Company and all other Holders of 1% of the shares, enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of the stand-off period.

         16.     Standstill Agreement by TRW.

                 From the date hereof through and including the date which is the fifth anniversary of the closing of the initial Public Offering (as defined below) by the Company, the Purchaser hereby agrees that it shall not, and shall cause its Affiliates (as defined below) not to, directly or indirectly, (a) acquire, offer to acquire (including without limitation, any offer conditioned on a waiver or other elimination of this Paragraph 16), or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company or any subsidiary thereof in excess of the Percentage Limit, or any assets of the Company or any subsidiary or division thereof; (b) make any public announcement with respect to, or submit any proposal for, or offer of (with or without conditions), any extraordinary transaction involving the Company or its securities or assets; (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company; (d) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to any voting securities of the Company; or (e) solicit or encourage any person to propose a business combination or similar transaction with, or a change in control of, the Company. Notwithstanding the foregoing, actions permitted by that certain Second Amended and Restated Shareholders' Agreement among the Company and its shareholders are excepted from the prohibitions of this Paragraph 16. Furthermore, if any party makes a bona fide offer to purchase all of the outstanding shares of the Company, the Company shall notify the Purchaser in writing that for a period of thirty (30) days after the date of such notice (the "Special Option Period"), the Purchaser shall be entitled to make a counterproposal for all outstanding shares of the Company on the same or better terms and conditions as provided in such offer and the Purchaser may deliver written notice to the Company at any time during the Special Option Period setting forth the terms and conditions of such counterproposal (the "Purchaser Offer"). The Company shall promptly upon receipt forward the Purchaser Offer to all of its shareholders who, in their sole discretion, may elect to accept or reject such Purchaser Offer. As used herein, the term "Public Offering" shall have the same meaning as provided in the Company's Articles of Incorporation; "Affiliate" shall have the same meaning as provided in Rule 405 promulgated under the Securities Act; and "Percentage Limit" means the lesser of forty percent (40%) or the actual maximum percentage of the Company's equity securities owned by Purchaser (assuming conversion by Purchaser of all of its convertible securities and the exercise of any warrants or options held by Purchaser), calculated on a fully diluted basis. Purchaser acknowledges that the Company would not have an adequate remedy at law for money damages in the event of a breach by Purchaser or its Affiliates of this Paragraph 16 and agrees that the Company shall be entitled to specific enforcement of the terms of this Paragraph 16 in addition to any other remedy to which it may be entitled at law or in equity.

         17.     Governing Law.

                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without reference to the principles of conflicts of law thereof.

         18.     Notice.

                 All notices and other communications required or permitted to be given in respect of this Agreement shall be deemed to have been given or made if delivered personally or if mailed by registered or certified mail, return receipt requested, to the parties at the addresses listed on Schedule 1 hereto, or, in each case, at such other address or addresses as any party shall hereafter specify by written notice to the others. All such notices and communications, if mailed, shall be deemed to have been given on the third business day after the mailing thereof.

         19.     Termination.

                 This Agreement shall terminate with respect to any Holder 90 days after the effective date of a Registration Statement registering all of such Holder's Shares under Section 12 of the Securities Act; provided, however, that the indemnification provisions in Paragraph 7 shall survive the termination of this Agreement and Paragraph 16 shall survive the termination of this Agreement.

         20.     Counterparts.

                 This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute a single agreement.

         21.     Headings.

                 The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         22.     Severability.

                 If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining portions of this Agreement shall continue in full force and effect.

         23.     Superseding Effect.

                 This Agreement supersedes and replaces that certain Amended and Restated Registration Rights Agreement dated November 22, 1995 by and among the Company and certain of the Investors.





                  [Signatures appear on the following pages.]

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.


                                      COMPANY:

                                      RF MICRO DEVICES, INC.


                                      By: /s/ David A. Norbury
                                         ------------------------------------
                                            David A. Norbury, Chief Executive
                                            Officer and President
ATTEST:

/s/ Powell T. Seymour
--------------------------------
                  Secretary
-----------------

[CORPORATE SEAL]



                                      INVESTORS:

                                      TRW Inc.



                                      By:
                                         ------------------------------------
                                      Name:
                                           ----------------------------------
                                      Its:
                                          -----------------------------------


                                      KITTY HAWK CAPITAL LIMITED PARTNERSHIP II

                                      By:   KITTY HAWK PARTNERS LIMITED
                                            PARTNERSHIP, General Partner


                                            By: /s/ Walter H. Wilkinson, Jr.,
                                               ------------------------------
                                                 Walter H. Wilkinson, Jr.,
                                                 General Partner

                                   ADVANCED TECHNOLOGY VENTURES III, L.P.

                                   By:      ATV ASSOCIATES III, L.P.,
                                            General Partner


                                            By: /s/ Albert E. Paladino,
                                               ------------------------------
                                                    Albert E. Paladino,
                                                    General Partner


                                   ALLEN TELECOM GROUP, INC.


                                   By: /s/ E. H. Vander Kaay
                                      ---------------------------------------
                                   Name:  Erik H. Vander Kay
                                        -------------------------------------
                                   Its:  President
                                       --------------------------------------


                                   BRANTLEY VENTURE PARTNERS, II, L.P.


                                   By: /s/ Ray Rund
                                      ---------------------------------------
                                            Raymond J. Rund,
                                            General Partner



                                   THE NORTH CAROLINA ENTERPRISE FUND, L.P.

                                   By:      THE NORTH CAROLINA ENTERPRISE
                                            CORPORATION, General Partner


                                            By: /s/ Joseph A. Velk
                                               ------------------------------
                                                    Joseph A. Velk,
                                                    Vice President



                                   CAROLINAS CAPITAL LIMITED PARTNERSHIP

                                   By:      CAROLINAS CAPITAL INVESTMENT
                                            CORPORATION, General Partner

                                            By: /s/ Edward S. Goode
                                               ------------------------------
                                                    Edward S. Goode,
                                                    President



                                   NORWEST EQUITY PARTNERS IV, a Minnesota
                                   Limited Partnership

                                   By:      ITASCA PARTNERS, General Partner



                                            By: /s/ Ernest Parizeau
                                               ------------------------------
                                                    Ernest Parizeau,
                                                    General Partner


                                   NORWEST EQUITY PARTNERS V, a Minnesota
                                   Limited Partnership

                                   By:      ITASCA PARTNERS, General Partner



                                            By: /s/ Ernest Parizeau
                                               ------------------------------
                                                    Ernest Parizeau,
                                                    General Partner


                                   /s/ Robert G. Paul                    (SEAL)
                                   -------------------------------------
                                   Robert G. Paul



                                   /s/ Philip W. Colburn                 (SEAL)
                                   -------------------------------------
                                   Philip W. Colburn



                                   /s/ Robert A. Youdelman               (SEAL)
                                   -------------------------------------
                                   Robert A. Youdelman

                                   /s/ Erik H. van der Kaay             (SEAL)
                                   ------------------------------------
                                   Erik H. van der Kaay



                                   /s/ Royce Diener                     (SEAL)
                                   ------------------------------------
                                   Royce Diener



                                   /s/ Robert J. Easton                 (SEAL)
                                   ------------------------------------
                                   Robert J. Easton



                                   /s/ Peter Flanigan                   (SEAL)
                                   ------------------------------------
                                   Peter Flanigan



                                   STEWARD S. FLASCHEN REVOCABLE
                                   INVESTMENT TRUST


                                   By: /s/ Steward S. Flaschen
                                      ---------------------------------
                                   Print Name: Steward S. Flaschen
                                              -------------------------
                                   Title: Trustee
                                         ------------------------------


                                   FLASCHEN FAMILY TRUST


                                   By: /s/ Steward S. Flaschen
                                      ---------------------------------
                                   Print Name: Steward S. Flaschen
                                              -------------------------
                                   Title:  Trustee
                                         ------------------------------



                                    /s/ Robert F. Sproull             (SEAL)
                                   ----------------------------------
                                   Robert F. Sproull

                                   /s/ Richard J. Testa                (SEAL)
                                   -----------------------------------
                                   Richard J. Testa



                                   /s/ Jasper Welch, Jr.               (SEAL)
                                   -----------------------------------
                                   Jasper Welch, Jr.


                                   SSANG YONG CEMENT (SINGAPORE) LIMITED


                                   By: /s/ Tan Cheng Gay
                                      --------------------------------
                                   Print Name: Tan Cheng Gay
                                              ------------------------
                                   Title:  Managing Director
                                         -----------------------------


                                   ALLIANCE TECHNOLOGY VENTURES, L.P.


                                   By:  /s/ Stephen Fleming
                                      --------------------------------
                                            Stephen Fleming


                           SVE STAR VENTURES ENTERPRISES NO. II GbR
                           A GERMAN CIVIL LAW PARTNERSHIP (with limitation of liability)


                           By:   /s/
                              ----------------------------------------
                           Name:
                                --------------------------------------
                           Title:
                                 -------------------------------------



                           SVE STAR VENTURES ENTERPRISES NO. III GbR
                           A GERMAN CIVIL LAW PARTNERSHIP (with limitation of liability)


                           By:  /s/
                              ----------------------------------------
                           Name:
                                --------------------------------------
                           Title:
                                 -------------------------------------


                           SVE STAR VENTURES ENTERPRISES NO. IIIa GbR

                             A GERMAN CIVIL LAW PARTNERSHIP (with limitation of liability)


                             By:   /s/
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------


                                     NATIONSBANC CAPITAL CORPORATION



                                     By:   /s/ Robert H. Korman, II
                                        -------------------------------------
                                              Robert H. Korman, II,
                                              Senior Vice President



                                     QUALCOMM INCORPORATED



                                     By:  /s/ Richard Sulpizio
                                        -------------------------------------
                                     Name: Richard Sulpizio
                                          -----------------------------------
                                     Title: Senior Vice President
                                           ----------------------------------
                                            and Chief Operating
                                            Officer

                               FIRST AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


         THIS FIRST AMENDMENT is made as of the 14th day of February, 1997 to the Second Amended and Restated Registration Rights Agreement, dated as of June 6, 1996, by and among RF MICRO DEVICES, INC., a North Carolina corporation, and certain shareholders of the Company (the "Registration Rights Agreement").

         The Registration Rights Agreement is amended as follows:

         1. Paragraph 1(c) is hereby amended by adding a new clause (iii) to read as follows:

                          (iii) the exercise of stock purchase warrants issued by the Company to FINOVA Technology Finance, Inc. ("FINOVA") for the purchase of up to an aggregate of 82,645 shares of Common Stock, subject to adjustment as provided therein, in connection with the Master Equipment Lease Agreement entered into between the Company and FINOVA in February 1997, and renumbering current clauses (iii) and (iv) as (iv) and
                 (v), respectively.

         2. Paragraph 15 is hereby amended by deleting the phrase "one hundred twenty (120) days" and replacing such phrase with "one hundred eighty (180) days."

         3. Except as set forth herein, the Registration Rights Agreement shall remain in full force and effect.